Exhibit 11.1


Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:

                                                     Three Months Ended June 30,                    Nine Months Ended June 30,
                                              ------------------------------------------ -----------------------------------------
                                                             2007                  2006                 2007                 2006
                                              -------------------- --------------------- --------------------  -------------------
Net income (loss) allocable to common shares
   (numerator)                                      $  (1,352,062)         $  1,701,283        $  (1,069,405)         $ 3,333,485
                                              ==================== ===================== ====================  ===================
Shares used in the calculation (denominator)
Weighted average shares outstanding                    14,264,394            14,991,325           14,374,452           14,991,325
   Effect of diluted stock options                             --                    --                   --                   --
                                              -------------------- --------------------- --------------------  -------------------
   Diluted shares                                      14,264,394            14,991,325           14,374,452           14,991,325
                                              ==================== ===================== ====================  ===================

Basic earnings per share                              $     (0.09)           $     0.11          $     (0.07)           $    0.22
                                              ==================== ===================== ====================  ===================

Diluted earnings per share                            $     (0.09)           $     0.11           $    (0.07)           $    0.22
                                              ==================== ===================== ====================  ===================